Exhibit 99.1

PRESS RELEASE

For Immediate Distribution

Agape ATP Corporation Announces 1-For-50 Reverse Stock Split

KUALA LUMPUR, MALAYSIA – 06 FEBRUARY 2026 - Agape ATP Corporation (NASDAQ:ATPC) (“ATPC” or “the Company”) announced that it intends to implement a 1-for-50 reverse stock split of its issued and outstanding common stock.

The reverse stock split was approved by the Company’s shareholders at the Annual Meeting held on 30 January 2026, following the approval of an amendment to the Company’s Articles of Incorporation that authorises the Board of Directors to effect one or more reverse stock splits at its discretion.

The reverse stock split is expected to become effective on 9 February 2026. The Company’s common stock will begin trading on a reverse stock split-adjusted basis on the Nasdaq Capital Market at the opening of trading on 10 February 2026. The Company’s trading symbol will remain “ATPC.”

No fractional shares will be issued as a result of the reverse stock split. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share. The reverse stock split will not affect the authorised number of shares of the Company’s common stock.

Following the reverse stock split, the Company’s common stock will be assigned a new CUSIP number: 008389306. In addition, the Company will make proportionate adjustments to outstanding equity awards, including the number of shares subject to such awards and the applicable exercise prices, to reflect the reverse stock split.

###

About AGAPE ATP Corporation

Agape ATP Corporation (ATPC) is dedicated to enhancing the quality of life and promoting sustainable development. With a strong foundation built on two core business pillars, ATPC specialises in the provision of health and wellness products that caters to the diverse needs of its customers, ensuring their well-being and vitality. Additionally, APTC delivers comprehensive energy-saving solutions that empower companies to drive sustainability initiatives, reduce energy consumption, and achieve their sustainability goals.

For more information, visit www.agapeatpgroup.com.

Issued By: Koa International Sdn. Bhd. on behalf of Agape ATP Corporation

Media Contact

Jazzmin Wan

Email: j.wan@swanconsultancy.biz

Mandy Tan

Email: m.tan@swanconsultancy.biz

SAFE HARBOUR STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s operational stability, business initiatives, and growth prospects. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “will,” and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those discussed. Factors that may affect results include the Company’s ability to execute its strategies, market acceptance of its products, economic conditions, and other risks detailed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements except as required by law.

page 1 of 1